Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Completes Acquisition of Smart Retail Product Suite

from ISM Connect

ALISO VIEJO, CA, January 9, 2019 – Smith Micro Software, Inc. (NASDAQ: SMSI) today announced that it has completed its previously announced acquisition of ISM Connect, LLC’s Smart Retail product suite. The Smart Retail platform enables wireless carriers and retailers to bring devices to life with on-screen interactive demos that deliver consistent and targeted messaging and advertisements.

“I am very pleased to announce the closing of our acquisition of the Smart Retail Product Suite, which brings to Smith Micro a new growing and profitable revenue stream while deepening the relationships with our Carrier and OEM customers,” said William W. Smith Jr., President and CEO of Smith Micro Software.

The Smart Retail platform, which Smith Micro will call ViewSpot™, enables wireless carriers and retailers to offer powerful on-screen, interactive demos that deliver consistent, secure and targeted content that showcases the features of the devices that consumers want to see and learn more about.  The platform also offers analytics capabilities, which allow carriers to gain valuable insights into their consumer base and its buying behavior.  By adding the ViewSpot platform to its own product suite, Smith Micro will be able to leverage these capabilities for use across its entire product portfolio.  The platform is a logical addition to Smith Micro’s existing product line that reaches wireless carriers and provides them with services that can attract and retain

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customers.

With little competition in this niche market that combines both marketing and device expertise, Smith Micro has acquired a stable business with strong growth potential.

Pursuant to the terms of the transaction, Smith Micro paid an aggregate purchase price of approximately $9.8 million, consisting of $4 million in cash and $5.8 million through the issuance of Smith Micro common stock. A Current Report on Form 8-K containing further details regarding the closing of the transaction and the terms thereof will be filed by the Company and will be available on the SEC’s EDGAR database as well as on the Company’s website under the Investor Relations section. Buchanan Ingersoll & Rooney PC served as counsel to the Company.

For further information, please visit: Smart Retail Product Suite

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and Cable MSOs around the world.  From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging, and 2D/3D graphics applications. For more information, visit www.smithmicro.com.

About ISM Connect

ISM is an industry innovator building the world’s first fully-integrated network of smart engagement technology. ISM’s network of over 100 venues reaches an audience of nearly 110 million consumers. ISM modernizes the way fans experience events, brands market and venues present themselves. For more information, visit www.ismconnect.com.

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Forward-Looking Statements:

Certain statements in this press release are forward-looking statements regarding future events or results, including statements related to the anticipated benefits to the Company of the Smart Retail product line acquisition and our expectations regarding the future profitability and growth potential of the Smart Retail business, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are our ability to integrate the Smart Retail business with our existing operations, our ability to operate the Smart Retail business in the manner that we anticipate, our ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.